Exhibit 99.1
Copart, Inc.
For Immediate Release
Copart Reports First Quarter Fiscal 2025 Financial Results
Dallas, Texas November 21, 2024 — Copart, Inc. (NASDAQ: CPRT) today reported financial results for the quarter ended October 31, 2024.
For the three months ended October 31, 2024, revenue, gross profit, and net income attributable to Copart, Inc. were $1.15 billion, $512.1 million, and $362.1 million, respectively. These represent an increase in revenue of $126.4 million, or 12.4%; an increase in gross profit of $48.1 million, or 10.4%; and an increase in net income attributable to Copart, Inc. of $29.6 million, or 8.9%, respectively, from the same period last year. Fully diluted earnings per share for three months ended October 31, 2024 was $0.37 compared to $0.34 last year, an increase of 8.8%.
On Thursday, November 21, 2024, at 5:30 p.m. Eastern Time (4:30 p.m. Central Time), Copart will conduct a conference call to discuss the results for the quarter. The call will be webcast live and can be accessed via hyperlink at www.copart.com/investorrelations. A replay of the call will be available through February 2025 by visiting www.copart.com/investorrelations.
About Copart
Copart, Inc., founded in 1982, is a global leader in online vehicle auctions. Copart’s innovative technology and online auction platform connect vehicle consignors to approximately 1 million members in over 185 countries. Copart offers remarketing services to process and sell vehicles to insurance companies, financial institutions, dealers, rental car companies, charities, fleet operators, and individuals, and offers vehicles via auction to dealers, dismantlers, rebuilders, exporters, and the general public. With operations at over 250 locations in 11 countries, Copart sold more than 4 million units in the last year. Copart currently operates in the United States (Copart.com), Canada (Copart.ca), the United Kingdom (Copart.co.uk), Brazil (Copart.com.br), the Republic of Ireland (Copart.ie), Germany (Copart.de), Finland (Copart.fi), the United Arab Emirates, Oman and Bahrain (Copartmea.com), and Spain (Copart.es). For more information, or to become a Member, visit Copart.com/register.

Copart, Inc. ~ 14185 Dallas Parkway, Suite 300, Dallas TX 75254 ~ (972) 391-5000

Copart, Inc.
Cautionary Note About Forward-Looking Statements
This press release contains forward-looking statements within the meaning of federal securities laws. These forward-looking statements are subject to substantial risks and uncertainties. These forward-looking statements are subject to certain risks, trends and uncertainties that could cause actual results to differ materially from those projected or implied by our statements and comments. For a more complete discussion of the risks that could affect our business, please review the “Management’s Discussion and Analysis” and the other risks identified in Copart’s latest Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K, as filed with the Securities and Exchange Commission. We encourage investors to review these disclosures carefully. We do not undertake to update any forward-looking statement that may be made from time to time on our behalf.

Contact:	Copart Investor Relations
investor.relations@copart.com

Copart, Inc. ~ 14185 Dallas Parkway, Suite 300, Dallas TX 75254 ~ (972) 391-5000

Copart, Inc.
Consolidated Statements of Income
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended October 31,
	2024	2023	% Change
Service revenues and vehicle sales:
Service revenues	$986,336	$859,536	14.8%
Vehicle sales	160,493	160,880	(0.2)%
Total service revenues and vehicle sales	1,146,829	1,020,416	12.4%
Operating expenses:
Facility operations	447,245	367,842	21.6%
Cost of vehicle sales	138,178	147,896	(6.6)%
Facility depreciation and amortization	47,477	39,103	21.4%
Facility stock-based compensation	1,824	1,556	17.2%
Gross profit	512,105	464,019	10.4%
General and administrative	90,997	57,631	57.9%
General and administrative depreciation and amortization	6,150	4,061	51.4%
General and administrative stock-based compensation	8,591	6,951	23.6%
Total operating expenses	740,462	625,040	18.5%
Operating income	406,367	395,376	2.8%
Other income (expense):
Interest income, net	45,547	32,005	42.3%
Other (expense), net	(596)	(4,072)	(85.4)%
Total other income	44,951	27,933	60.9%
Income before income taxes	451,318	423,309	6.6%
Income tax expense	90,142	90,777	(0.7)%
Net income	361,176	332,532	8.6%
Less: Net (loss) income attributable to noncontrolling interest	(910)	5	(18,300.0)%
Net income attributable to Copart, Inc.	$362,086	$332,527	8.9%

Basic net income per common share	$0.38	$0.35	8.6%
Weighted average common shares outstanding	963,176	958,127	0.5%

Diluted net income per common share	$0.37	$0.34	8.8%
Diluted weighted average common shares outstanding	976,506	971,682	0.5%

Copart, Inc. ~ 14185 Dallas Parkway, Suite 300, Dallas TX 75254 ~ (972) 391-5000

Copart, Inc.
Consolidated Balance Sheets
(In thousands)
(Unaudited)

	October 31, 2024	July 31, 2024
ASSETS
Current assets:
Cash, cash equivalents, and restricted cash	$3,698,118	$1,514,111
Investment in held to maturity securities	—	1,908,047
Accounts receivable, net	801,840	785,877
Vehicle pooling costs	147,792	132,638
Inventories	52,401	43,639
Prepaid expenses and other assets	32,966	33,872
Total current assets	4,733,117	4,418,184
Property and equipment, net	3,363,155	3,175,838
Operating lease right-of-use assets	113,557	116,301
Intangibles, net	72,512	74,088
Goodwill	514,483	513,909
Other assets	72,663	129,444
Total assets	$8,869,487	$8,427,764

LIABILITIES, REDEEMABLE NONCONTROLLING INTERESTS AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable and accrued liabilities	$582,215	$518,148
Deferred revenue	25,576	28,121
Income taxes payable	85,628	60,994
Current portion of operating and finance lease liabilities	21,436	21,304
Total current liabilities	714,855	628,567
Deferred income taxes	95,465	93,653
Income taxes payable	43,786	59,560
Operating and finance lease liabilities, net of current portion	95,435	97,429
Total liabilities	949,541	879,209
Commitments and contingencies
Redeemable non-controlling interest	23,634	24,544
Stockholders' equity:
Preferred stock	—	—
Common stock	96	96
Additional paid-in capital	1,133,687	1,120,985
Accumulated other comprehensive loss	(144,739)	(142,972)
Retained earnings	6,907,268	6,545,902
Total stockholders' equity	7,896,312	7,524,011
Total liabilities, redeemable noncontrolling interests and stockholders’ equity	$8,869,487	$8,427,764

Copart, Inc. ~ 14185 Dallas Parkway, Suite 300, Dallas TX 75254 ~ (972) 391-5000

Copart, Inc.
Consolidated Statements of Cash Flows
(In thousands)
(Unaudited)

	Three Months Ended October 31,
	2024	2023
Cash flows from operating activities:
Net income	$361,176	$332,532
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization, including debt cost	54,862	43,350
Allowance for credit loss	1,094	1,049
Equity in losses of unconsolidated affiliates	(20)	(4,764)
Stock-based compensation	10,415	8,317
Gain on sale of property and equipment	(133)	(1,050)
Deferred income taxes	1,740	(988)
Changes in operating assets and liabilities:
Accounts receivable	(49,093)	(77,086)
Vehicle pooling costs	(15,218)	(4,377)
Inventories	(8,652)	(3,669)
Prepaid expenses, other current and non-current assets	59,026	(40,543)
Operating lease right-of-use assets and lease liabilities	883	366
Accounts payable, accrued liabilities and other liabilities	59,826	38,153
Deferred revenue	(2,564)	1,101
Income taxes receivable	1	6,135
Income taxes payable	8,931	76,720
Net cash provided by operating activities	482,274	375,246

Cash flows from investing activities:
Purchases of property and equipment	(236,758)	(162,260)
Purchase of assets and liabilities in connection with acquisitions	(1,257)	17,662
Proceeds from sale of property and equipment	243	924
Proceeds from the sale of held to maturity securities	1,940,000	1,380,000
Investment in unconsolidated affiliate	—	(1,001)
Net cash provided by investing activities	1,702,228	1,235,325

Cash flows from financing activities:
Proceeds from the exercise of stock options	2,857	8,123
Payments for employee stock-based tax withholdings	(720)	(711)
Payments of finance lease obligations	—	(5)
Net cash provided by financing activities	2,137	7,407
Effect of foreign currency translation	(2,632)	6,194
Net increase in cash, cash equivalents, and restricted cash	2,184,007	1,624,172
Cash, cash equivalents, and restricted cash at beginning of period	1,514,111	957,395
Cash, cash equivalents, and restricted cash at end of period	$3,698,118	$2,581,567
Supplemental disclosure of cash flow information:
Interest paid	$10	$96
Income taxes paid, net of refunds	$80,826	$9,066

Copart, Inc. ~ 14185 Dallas Parkway, Suite 300, Dallas TX 75254 ~ (972) 391-5000